NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON
EXERCISE OF THIS WARRANT MAY BE TRANSFERRED EXCEPT IN A
TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, OR WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF
THAT ACT.  THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED
HEREIN.

NO. W-003

                     WARRANT TO PURCHASE 6,657 SHARES OF
                               COMMON STOCK OF
                          IXION BIOTECHNOLOGY, INC.


     This certifies that the University of Florida Research Foundation ("UFRFI"), a not-for-profit corporation duly organized and existing under the laws of the State of Florida, or registered assigns, (the "Warrant Holder") is entitled to purchase from Ixion Biotechnology, (the "Company"), a Delaware corporation, at any time after 9:00 a.m. Gainesville, Florida time, on the Expiration Date (as defined below), up to an aggregate of 6,657 shares of Common Stock (as defined below) at the Exercise Price (as defined below). The Exercise Price and the number of shares of Common Stock which may be purchased from time to time upon the exercise of this Warrant are subject to adjustment as provided in Article III.

                                  ARTICLE I

                                 Definitions

     Section 1.01. As used in this Warrant, the following terms shall have the following respective meanings:

          (a) "Business Day" means a day other than a Saturday, Sunday, or other day on which banks in the State of Florida are authorized by law to remain closed.

          (b) "Common Stock" means the common stock, $0.01 par value per share, of the Company, and any other capital stock of the Company into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

          (c) "Exercise Price" means $2.00 per share of Common Stock, provided, however, that the Exercise Price may be adjusted from time to time as provided in Article III.

          (d)     "Expiration Date" means August 31, 2000.

          (e) "Form of Assignment" means the form set forth at the foot of this Warrant.

          (f) "Subscription Form" means the form set forth in Exhibit A hereto.
          (g) "Warrant" means this Warrant and all warrants of like tenor (together evidencing the right to purchase a total of 6,657 shares of Common Stock, subject to adjustment as provided in Article III), originally issued to UFRFI or its designees pursuant to a License Agreement, relating to space and services at the Biotechnology Development Institute, dated June 26, 1995 between the Company and UFRFI.

          (h) "Warrant Register" means a register to be maintained by the Company at its principal executive offices in which the Company shall provide for the registration of the Warrants and of transfers or exchanges of the Warrants as herein provided.

     Section 1.02.  Certain other terms are defined elsewhere in this
Warrant:

          Term                              Defined in Section

     "Change of Shares"                         Section 3.01(a)
     "Commission"                               Section 6.01(a)
     "Common Stock Distribution"                Section 3.01(b)
     "Company"                                  Preamble
     "Convertible Securities"                   Section 3.01(c)
     "Options"                                  Section 3.01(c)
     "Securities Act"                           Section 5.01
     "Time of Determination"                    Section 3.01(f)
     "Warrant Holder"                           Preamble


                                  ARTICLE II

                       Duration and Exercise of Warrant

     Section 2.01. This Warrant may be exercised at any time after 9:00 a.m., Gainesville, Florida time, on July 1, 1995, and before 5:00 p.m., Gainesville, Florida time, on the Expiration Date. If this Warrant is not exercised at or before 5:00 p.m., Gainesville, Florida time, on the Expiration Date, it will become void and neither the Warrant Holder nor any other person will have any rights under this Warrant.

     Section 2.02. (a) To exercise this Warrant in whole or in part, the Warrant Holder must surrender this Warrant, with the Subscription Form duly executed, to the Company at its principal office accompanied by a certified or official bank check payable to the order of the Company in an amount equal to the aggregate Exercise Price for the shares of Common Stock as to which this Warrant is being exercised.

          (b) When the Company receives this Warrant with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the shares of Common Stock as to which this Warrant is being exercised, the Company will promptly issue certificates, registered in the name of the Warrant Holder or such other names as are designated by the Warrant Holder, representing the total number of shares of Common Stock (and other securities, if any) as to which this Warrant is being exercised, in such denominations as are requested by the Warrant Holder, and the Company will deliver promptly such certificates to the Warrant Holder.

          (c) If the Warrant Holder exercises this Warrant with respect to fewer than all the shares of Common Stock to which it relates, the Company will execute a new Warrant for the balance of the shares of Common Stock that may be purchased upon exercise of this Warrant and will deliver promptly such new Warrant to the Warrant Holder.

          (d) The Company will pay any taxes that may be payable in respect of (i) the issuance of shares of Common Stock or (ii) the issuance of a new Warrant if this Warrant is exercised as to fewer than all the shares of Common Stock to which it relates. The Company will not, however, be required to pay any transfer tax payable because shares of Common Stock or a new Warrant are to be registered in a name other than that of the Warrant Holder, and the Company will not be required to issue any shares of Common Stock or to issue a new Warrant registered in a name other than that of the Warrant Holder until (i) the Company receives either (A) evidence that any applicable transfer taxes have been paid or (B) funds with which to pay those taxes or
(ii) it has been established to the Company's satisfaction that no such tax is due.


                                 ARTICLE III

                        Adjustment of Exercise Price
                     and Number of Shares of Common Stock

     Section 3.01. The Exercise Price and the number of shares of Common Stock or other securities issuable on exercise of this Warrant are subject to adjustment as follows:

          (a) Changes in Common Stock. In the event the Company shall, at any time or from time to time after the date hereof, (i) issue any shares of Common Stock as a stock dividend to the holders of Common Stock, (ii) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares or (iii) issue any shares of its capital stock in a reclassification, or reorganization of the Common Stock (any such issuance, subdivision, combination, reclassification, or reorganization being herein called a "Change of Shares"), then (A) in the case of (i) or (ii) above, the number of shares of Common Stock that may be purchased upon the exercise of this Warrant shall be adjusted to the number of shares of Common Stock that the Warrant Holder would have owned or have been entitled to receive after the happening of such event had this Warrant been exercised immediately prior to the record date (or, if there is no record date, the effective date) for such event, and the Exercise Price shall be adjusted to the price (calculated to the nearest 1,000th of one cent) determined by multiplying the Exercise Price immediately prior to such event by a fraction the numerator of which shall be the number of shares of Common Stock purchasable with this Warrant immediately prior to such event and the denominator of which shall be the number of shares purchasable with this Warrant after the adjustment referred to above and (B) in the case of (iii) above, paragraph (l) below shall apply. An adjustment made pursuant to clause (A) of this paragraph shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in other cases. Any shares of Common Stock purchasable solely as a result of such adjustment shall not be issued prior to the effective date of such event.

          (b) Common Stock Distribution. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell, or otherwise distribute any shares of Common Stock (other than pursuant to a Change of Shares or the exercise of any Option, Convertible Security (each as defined in paragraph (c) and (d) below), or Warrant (any such event including any event described in paragraphs (c) and (d) below), being herein called a "Common Stock Distribution") for a consideration per share less than the current market price per share of Common Stock (as defined in paragraph (f) below) on the date of such Common Stock Distribution, then, effective upon such Common Stock Distribution, the Exercise Price shall be reduced to the price (calculated to the nearest 1,000th of one cent) determined by multiplying the Exercise Price in effect immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of
(i) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Common Stock Distribution multiplied by the current market price per share of Common Stock on the date of such Common Stock Distribution, plus (ii) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after such Common Stock Distribution multiplied by (B) the current market price per share of Common Stock on the date of such Common Stock Distribution.

          If any Common Stock Distribution shall require an adjustment of the Exercise Price pursuant to the foregoing provisions of this paragraph (b), including by operation of paragraph (c) or (d) below, then, effective at the time such adjustment is made, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be increased to a number determined by multiplying the number of such shares so purchasable immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest 1,000th of a share.

          The provisions of this paragraph (b), including by operation of paragraph (c) or (d) below, shall not operate to increase the Exercise Price or reduce the number of shares of Common Stock purchasable upon the exercise of this Warrant.

          (c) Issuance of Options. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell, distribute, or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants, or options being herein called "Options" and any such convertible or exchangeable stock or securities being herein called "Convertible Securities"), other than pursuant to its 1994 Stock Option Plan and its 1994 Board Retainer Plan, whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution, or granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the cases of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options) shall be less than the current market price per share of Common Stock on the date of the issuance, sale, distribution, or granting of such Options then, for purposes of paragraph (b) above, the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options) shall be less than the current market price per share of Common Stock on the date of the issuance, sale, distribution, or granting of such Options shall be deemed to have been issued as on the date of the issuance, sale, distribution, or granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities issuable upon the exercise of such Options.

          (d) Issuance of Convertible Securities. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell, or otherwise distribute (including by assumption) any Convertible Securities (other than upon the exercise of any Option), whether or not the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the current market price per share of Common Stock on the date of such issuance, sale, or distribution, then, for purposes of paragraph (b) above, the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale, or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

          (e) Dividends and Distributions. In the event the Company shall, at any time or from time to time after the date hereof, distribute to the holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities, or other properties or assets (in each case other than (i) dividends payable in Common Stock, Options, or Convertible Securities and (ii) any cash dividend that, when added to all other cash dividends paid in the one year prior to the declaration date of such dividend (excluding any such other dividend included in a previous adjustment of the Exercise Price pursuant to this paragraph (e)), does not exceed 10% of the current market price per share of Common Stock on such declaration date), or any options, warrants, or other rights to subscribe for or purchase any of the foregoing, then (A) the Exercise Price shall be decreased to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the current market price per share of Common Stock on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus (Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants, or subscription or purchase rights, and the denominator of which shall be such current market price per share of Common Stock and (B) the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. The adjustments required by this paragraph
(e) shall be made retroactive to the record date for the determination of stockholders entitled to receive such distribution.

          (f) Current Market Price. For the purpose of any computation under paragraphs (b), (c), (d), and (e) of this Section 3.01, the current market price per share of Common Stock at any date shall be determined as follows: until the Company has raised an aggregate of $2,000,000 in sales of its securities, small business innovation research awards, small business technology transfer awards, or payments by corporate partners for research support or co-development (it being understood that at the date of this Warrant Agreement, the Company has already raised a total of $442,806, exclusive of deferred salaries), then the current market price per share (prior to any adjustment resulting from a Common Stock Distribution) shall be $2.00 per share; thereafter, the current market price per share of the Common Stock at any date shall be the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution, or granting in question through such last full trading day prior to the Time of Determination. The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of (A) the date as of which the current market price is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by paragraph (b), (c), (d), or (e). The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by NASDAQ or any comparable system or (3) if the Common Stock is not listed on NASDAQ or a comparable system, as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph (f), the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

          (g) Certain Distributions. If the Company shall pay a dividend or make any other distribution payable in Options or Convertible Securities, then, for purposes of paragraph (b) above (by operation of paragraph (c) or (d) above, as the as may be), such Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

          (h) Consideration Received. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold, or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration, provided, however, that if such Options have an exercise price equal to or greater than the current market price of the Common Stock on the date of issuance of such Options, then such Options shall be deemed to have been issued for consideration equal to such exercise price.

          (i) Deferral of Certain Adjustments. No adjustment to the Exercise Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of this Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least $.10 in the Exercise Price; provided however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the Common Stock.

          (j) Changes in Options and Convertible Securities. If the exercise price provided for in any Options referred to in paragraph (c) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (c) or (d) above, or the rate at which any Convertible Securities referred to in paragraph (c) or
(d) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Article III), the Exercise Price then in effect and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price and number of shares of Common Stock so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution, or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration, or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

          (k) Expiration of Options and Convertible Securities. If, at any time after any adjustment to the number of shares of Common Stock purchasable upon the exercise of this Warrant shall have been made pursuant to paragraph (c), (d), or (j) above or this paragraph (k), any Options or Convertible Securities shall have expired unexercised, the number of such shares so purchasable shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if
(i) the only shares of Common Stock deemed to have been issued in connection with such options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution, or granting of all such Options of Convertible Securities, whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of such shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this
Article III following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution, or granting of such Options or Convertible Securities.

          (l) Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Article III, the Warrant Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Article III.

     Section 3.02. Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of this Warrant is adjusted, as herein provided, the Company shall promptly mail to the Warrant Holder notice of such adjustment or adjustments and shall deliver to the Warrant Holder a certificate of a principal officer of the Company setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of this Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment, and setting forth the computation by which such adjustment was made.

     Section 3.03.  If at any time after this Warrant is first issued

          (a) the Company declares a dividend or other distribution on its Common Stock payable other than in cash out of its undistributed net income; or
          (b) the Company authorizes the granting to the holders of its Common Stock of rights to subscribe for a purchase any shares of any class of its capital stock or any other securities; or

          (c) there is any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock), or any consolidation or merger to which the Company is a party and for which approval of the holders of the Common Stock is required, or a sale or transfer of all or substantially all the assets of the Company; or

          (d) there is a voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then, in each case, the Company will mail to the Warrant Holder at least 15 Business Days before the applicable record date a notice stating (i) the record date for the dividend, distribution, or rights, or, if there will not be a record date, the date as of which the holders of record of Common Stock who will be entitled to the dividend, distribution, or rights will be determined, or (ii) the date on which the reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is expected the holders of record of Common Stock who will be entitled to exchange their Common Stock for securities or other property as a result of the reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, or winding up will be determined. Failure to give any notice or any defect in the notice will not affect the validity of the action which should have been the subject of the notice.

     Section 3.04. The form of this Warrant need not be changed because of any change in the Warrant Price or in the number of shares of Common Stock which may be purchased by exercising this Warrant. The Company may, however, at any time make any change in the form of Warrant this it deems appropriate to reflect a change in the Exercise Price or in the number of shares of Common Stock which may be purchased by exercising this Warrant (provided the change in the form of Warrant does not otherwise affect the substance of the Warrant), and any Warrant issued after the form of Warrant is so changed shall be in the changed form.

                                  ARTICLE IV

          Other Provisions Relating to Rights of the Warrant Holder

     Section 4.01. The Warrant Holder will not, as such, be entitled to vote, to receive dividends, or to have any other of the rights of a shareholder of the Company, except that after this Warrant is exercised in accordance with the terms of this Warrant the persons in whose names the shares of Common Stock purchased through exercise of this Warrant are to be issued will be deemed to become the holders of record of those shares of Common Stock for all purposes even if certificates representing such shares of Common Stock have not been issued.

     Section 4.02.1 (a) The Company will at all times reserve and keep available for issuance upon exercise of this Warrant the number of authorized and unissued shares of Common Stock equal to the maximum number of shares of Common Stock the Company may be required to issue upon exercise of this warrant at the Exercise Price in effect from time to time.

              (b) All shares of Common Stock issued on exercise of this Warrant will, when they are issued, be validly issued, fully paid, and nonassessable.

     Section 4.03. The Company will not be required to issue any fraction of a share upon exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash calculated by it to equal to the then current market value per share multiplied by such fraction computed to the nearest whole cent. The Warrant Holder, by its acceptance of this Warrant, expressly waives any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.
     Section 4.04. The Company will maintain a Warrant Register in which the name and address of each registered holder of Warrants will be recorded.

     Section 4.05. Notices or other communications to the Warrant Holder will be deemed given by the Company on the third Business Day after the day on which they are sent by registered mail, return receipt requested, addressed to the Warrant Holder at the Warrant Holder's last known address shown on the Warrant Register.

     Section 4.06. Prior to due presentment for registration of transfer of this Warrant, the Company may treat the Warrant Holder as the absolute owner of this Warrant for all purposes, including for the purpose of determining the persons entitled to exercise this Warrant, despite any notice to the contrary.

                                  ARTICLE V

                             Transfer of Warrants

     Section 5.01. This Warrant may be sold, transferred, assigned, or hypothecated with the written consent of the Company, in whole or in part. At all times, however, neither this Warrant nor the shares of Common Stock or other securities issuable upon exercise of this Warrant may be transferred except in a transaction which is registered under the Securities Act of 1933, as amended (the "Securities Act"), or which is exempt from the registration requirements of the Securities Act.

     Section 5.02. Upon surrender to the Company at its principal office of this Warrant with the Form of Assignment (or another instrument of assignment) duly executed and accompanied by (i) (A) evidence that any transfer tax has been paid or (B) funds sufficient to pay any transfer tax, or
(C) evidence to the Company's satisfaction that no such tax is due, and (ii) evidence reasonably satisfactory to the Company that the proposed assignment will not violate Section 5.01, the Company will, without charge, execute and deliver a new Warrant registered in the name of the assignee named in the Form of Assignment (or other instrument of assignment) and will promptly cancel this Warrant. This Warrant may be divided or combined with other Warrants by surrender of this Warrant and any other Warrants with which it is to be combined at the principal office of the Company together with a written notice, signed by the Warrant Holder, specifying the names and denominations in which new Warrants are to be issued.

     Section 5.03. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, or (in the case of mutilation) upon surrender of this Warrant, the Company will execute and deliver a new Warrant relating to the same number of shares of Common Stock as this Warrant and the lost, stolen, destroyed, or mutilated Warrant will become void. Any new Warrant executed and delivered in accordance with this Section 5.03 will constitute an additional contractual obligation of the Company, and will be valid and enforceable whether or not the Warrant which was believed to have been lost, stolen, or destroyed is subsequently presented for exercise.

                                  ARTICLE VI

                    Registration Under the Securities Act

     Section 6.01 (a) If, at any time during the period commencing on July 1, 1995 and ending on June 30, 2001, The Company shall determine or be required to register any shares of the Company's Common Stock (whether on behalf of itself or any other person) under the Securities Act of 1933 on Forms S-1, S-2, S-3, SB-1, or SB-2 (or if such forms are rescinded by the Securities and Exchange Commission (the "Commission") such forms as replace those forms), excluding any registration for the offering and sale of securities of the Company to its employees, it will notify the Warrant Holder in order that it may request that all or a part of shares of Common Stock issued or issuable upon exercise of this Warrant be included in the registration statement. If requested by any Warrant Holder in writing within 20 days after the Company's notice, the Company will include the requested number of shares in such registration statement. Any such request shall include the agreement of the Warrant Holder requesting the registration to execute and deliver the underwriting agreement, if any, to be executed and delivered in connection with such registration. The Company may, however, decline to include all or a part of the requested number of shares in a registration statement pursuant to this section if it is advised by the investment banking firm managing the underwriting that such inclusion would adversely affect the offering of the shares to be covered by the proposed registration statement.

          (b) The Company shall use its best efforts to file such post-effective amendments to any registration statement described in this Section 6 as shall be necessary to keep it effective until six months after the effective date of the registration statement or the date on which all of the shares of the Warrant Holders covered thereunder shall have been sold, whichever is earlier.

          (c)     As a condition to the Company's obligation under this
Article VI to cause a registration statement or amendment to be filed or shares to be included in a registration statement, the Warrant Holder shall provide such information and execute such documents as may reasonably be required in connection with such registration. In addition, the Company shall not be required to include such shares in a registration statement if it shall have received opinions of its and the Warrant Holder's counsel to the effect that the proposed disposition of such shares may be effected without registration under the Act.

          (d) The expenses of the registration of Warrant Holders' shares (other than transfer taxes, underwriting commissions, and fees of Warrant Holders' counsel) shall be paid by the Company.

     Section 6.02. Unless the resale of shares of Common Stock is the subject of an effective registration statement under the Securities Act, the certificates representing shares of Common Stock issued upon exercise of this Warrant may bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933.   THE SHARES MAY NOT
BE OFFERED OR SOLD, EXCEPT (i) PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT OR (ii) IN A TRANSACTION WHICH IS EXEMPT
FROM THE REGISTRATION REQUIREMENTS OF THAT ACT."

                                 ARTICLE VII
                                Other Matters

     Section 7.01. The provisions of this Warrant will bind, and inure to the benefit of, the Company and its successors and assigns and the Warrant Holder and its successors and assigns.

     Section 7.02 (a) Any notice or other communication to the Company relating to this Warrant will be deemed given on the day when it is delivered or sent by facsimile transmission (with a confirmation copy sent by registered mail, return receipt requested), or on the third Business Day after the day on which it is sent by registered mail, return receipt requested, to the Company at the following address (or such other address as may be specified by the Company after the date of this Warrant):

          Ixion Biotechnology, Inc.
          12085 Research Drive
          Alachua, FL  32615
          Attention: Chairman of the Board and Chief
                 Executive Officer
          Facsimile No.  (904) 462-0875

          (b) Any notice or other communication to the Warrant Holder will be deemed given when and as provided in Section 4.05.

     Section 7.03. To the extent such documents are required to be sent by the Company to the holders of its outstanding Common Stock, the Company shall provide the Warrant Holder, within five Business Days after it files them with the Commission, copies of its annual report and of the information, documents, and other reports which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

     Section 7.04. THIS WARRANT WILL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF FLORIDA RELATING TO CONTRACTS AND INSTRUMENTS EXECUTED AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

     Section 7.05. The Article and Section headings in this Warrant are for convenience only, are not part of this Warrant and are not intended to affect the meaning or interpretation of any of the terms of this Warrant.

                    END OF TEXT - SIGNATURE PAGE FOLLOWS


     IN WITNESS WHEREOF, this Warrant has been executed by the Company on the 1st day of August, 1996.

                                   Ixion Biotechnology, Inc.




                                   By ___________________________
                                                  Weaver H. Gaines
                                          Chairman of the Board and
                                            Chief Executive Officer


[Corporate Seal]

Attest:




_________________________
Gwenyth E. Thompson
Assistant Secretary

                              FORM OF ASSIGNMENT

                     (To Be Signed Only Upon Assignment)


     FOR VALUE RECEIVED, the undersigned registered holder of this Warrant hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any shares of Common Stock subject to this Warrant not being assigned hereby) all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

                              Social Security
                              or other identifying        Number of
Shares
Names of Assignee(s)          Address          number of assignee(s)        of
Common Stock










and does hereby irrevocably constitute and appoint
______________________________, the undersigned's attorney, to make such transfer on the Warrant Register, with full power of substitution in the premises.

Dated: _______________, _______
                         ______________________________________________
                                   Signature of Owner

                         (Signature must conform with the name of the
Warrant
                          Holder as specified on the face of the
     Warrant)





                         Street Address



                         City               State          Zip Code



Exhibit A


                              SUBSCRIPTION FORM



To:     Ixion Biotechnology, Inc. (the "Company")


          The undersigned irrevocably elects to purchase ____________ shares of Common Stock of the Company by exercising the Warrant to which this form is attached and tenders payment of the full Exercise Price with respect to such shares of Common Stock. The undersigned requests that the certificates representing the shares of Common Stock of the Company as to which the Warrant is being exercised be registered as follows:


Name: ________________________________________________________________________
Social Security or Employer Identification Number:
____________________________________
Address:
______________________________________________________________________
Deliver to:
_____________________________________________________________________
Address:
______________________________________________________________________

______________________________________________________________________


          If the number of shares of Common Stock of the Company as to which the Warrant is being exercised are fewer than all the shares of Common Stock of the Company to which the Warrant relates, please issue a new Warrant for the balance of such shares of Common Stock registered in the name of the undersigned and deliver it to the undersigned at the following address:

Address:


______________________________________________________________________


Date:  __________________               Signature
__________________________________
                              (Signature must conform with the name of
the                                      Warrant Holder as specified on
the face of  Warrant)